Exhibit 10.1

CONSULTING AGREEMENT

This Consulting Agreement (“Agreement”) is executed as of the date shown on the signature page (“Effective Date”), by and between Financial Leadership Group, LLC, a California limited liability company (“FLG”), and the entity identified on the signature page (“Client”).

RECITALS

WHEREAS, FLG is in the business of providing certain financial services;

WHEREAS, Client wishes to retain FLG to provide and FLG wishes to provide such services to Client on the terms set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants set forth herein, the parties hereto agree as follows:

1.	Services.

A.	Commencing on the Effective Date, FLG will perform those services (the “Services”) described in Exhibit A attached hereto. Such services shall be performed by the member of FLG identified in Exhibit A (the “FLG Member”).

B.	Client acknowledges and agrees that FLG’s success in performing the Services hereunder may depend upon the participation, cooperation and support of Client’s most senior management.

C.	The Services provided by FLG and FLG Member hereunder shall not constitute an audit, attestation, review, compilation, or any other type of financial statement reporting engagement (historical or prospective) that is subject to the rules of the California Board of Accountancy, the AICPA or other similar state or national licensing or professional bodies. Client agrees that any such services, if required, will be performed separately by its independent public accountants.

D.	During the term of this Agreement, Client shall not hire or retain the FLG Member as an employee, consultant or independent contractor except pursuant to this Agreement.

2.	Compensation; Payment; Deposit; Expenses.

A.	As compensation for Services rendered by FLG hereunder, Client shall pay FLG the amounts set forth in Exhibit A for Services performed by FLG hereunder (the “Fees”). The Fees shall be net of any and all taxes, withholdings, duties, customs or other reductions imposed by any and all authorities, including ad valorem, sales or similar taxes, but excluding US income taxes based upon FLG’s or FLG Member’s net taxable income.

B.	As additional compensation to FLG, Client will pay FLG the incentive bonus or warrants or options, if any, set forth in Exhibit A.

C.	Client shall pay FLG all amounts owed to FLG under this Agreement upon Client’s receipt of invoice. Any invoices more than thirty (30) days overdue will accrue a late payment fee at the rate of one and 50/100 percent (1.5%) per month. FLG shall be entitled to recover all costs and expenses (including, without limitation, attorneys’ fees) incurred by it in collecting any amounts overdue under this Agreement.

D.	Client hereby pays to FLG a deposit as set forth on Exhibit A (the “Deposit”) for Client’s future payment obligations to FLG under this agreement, against which FLG shall charge amounts owed to FLG under this Agreement. Upon termination of this Agreement, all amounts then owing to FLG under this Agreement shall be charged against the Deposit and the balance thereof, if any, shall be refunded to Client.

E.	Within five (5) days of Client’s receipt of an expense report from the FLG Member performing Services hereunder, Client shall immediately reimburse the FLG Member directly for reasonable travel and out-of-pocket business expenses detailed in such expense report.

3.	Relationship of the Parties.

A.	FLG’s relationship with Client will be that of an independent contractor and nothing in this Agreement and none of the Services performed pursuant to this Agreement shall be construed to create a partnership, joint venture, or employer-employee relationship. FLG is not the agent of Client and is not authorized to make any presentation, contract, or commitment on behalf of Client unless specifically requested or authorized to do so by Client in writing. FLG agrees that all taxes payable as a result of compensation payable to FLG hereunder shall be FLG’s sole liability. FLG shall defend, indemnify and hold harmless Client, Client’s officers, directors, employees and agents, and the administrators of Client’s benefit plans from and against any claims, liabilities or expenses relating to such taxes or compensation.

4.	Term and Termination.

A.	The term of this Agreement shall be for the period set forth in Exhibit A.

B.	Either party may terminate this Agreement upon thirty (30) days’ advance written notice to the other party.

C.	Either party may terminate this Agreement immediately upon a material breach of this Agreement by the other party and a failure by the other party to cure such breach within ten (10) days of written notice thereof by the non-breaching party to the breaching party.

D.	FLG shall have the right to terminate this Agreement immediately without advance written notice (i) if Client is engaged in, or requests that FLG or the FLG Member undertake or ignore any illegal or unethical activity, or (ii) upon the death or disability of the FLG Member.

5.	IRS Circular 230 Disclosure:

To ensure compliance with requirements imposed by the IRS effective June 20, 2005, we hereby inform you that any tax advice offered during the course of providing, or arising out of, the Services rendered pursuant to this Agreement, unless expressly stated otherwise, is not intended or written to be used, and cannot be used, for the purpose of: (i) avoiding tax-related penalties under the Internal Revenue Code, or (ii) promoting, marketing or recommending to another party any tax-related matter(s) said tax advice address(es).

6.	DISCLAIMERS AND LIMITATION OF LIABILITY.

ALL SERVICES TO BE PROVIDED BY FLG AND FLG MEMBER (FOR PURPOSES OF THIS PARAGRAPH 6, COLLECTIVELY “FLG”) HEREUNDER ARE PROVIDED “AS IS” WITHOUT ANY WARRANTY WHATSOEVER. CLIENT RECOGNIZES THAT THE “AS IS” CLAUSE OF THIS AGREEMENT IS AN IMPORTANT

Initial: Client FLG	Page 1 of 5

CONSULTING AGREEMENT

PART OF THE BASIS OF THIS AGREEMENT, WITHOUT WHICH FLG WOULD NOT HAVE AGREED TO ENTER INTO THIS AGREEMENT. FLG EXPRESSLY DISCLAIMS ALL OTHER WARRANTIES, TERMS OR CONDITIONS, WHETHER EXPRESS, IMPLIED, OR STATUTORY, REGARDING THE PROFESSIONAL SERVICES, INCLUDING ANY, WARRANTIES OF MERCHANTABILITY, TITLE, FITNESS FOR A PARTICULAR PURPOSE AND INFRINGEMENT. NO REPRESENTATION OR OTHER AFFIRMATION OF FACT, REGARDING THE SERVICES PROVIDED HEREUNDER SHALL BE DEEMED A WARRANTY FOR ANY PURPOSE OR GIVE RISE TO ANY LIABILITY OF FLG WHATSOEVER.

IN NO EVENT SHALL FLG BE LIABLE FOR ANY INCIDENTAL, INDIRECT, EXEMPLARY, SPECIAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, UNDER ANY CIRCUMSTANCES, INCLUDING, BUT NOT LIMITED TO: LOST PROFITS; REVENUE OR SAVINGS; OR THE LOSS OF USE OF ANY DATA, EVEN IF CLIENT OR FLG HAVE BEEN ADVISED OF, KNEW, OR SHOULD HAVE KNOWN, OF THE POSSIBILITY THEREOF. NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, FLG’S AGGREGATE CUMULATIVE LIABILITY HEREUNDER, WHETHER IN CONTRACT, TORT, NEGLIGENCE, MISREPRESENTATION, STRICT LIABILITY OR OTHERWISE, SHALL NOT EXCEED AN AMOUNT EQUAL TO TOTAL FEES PAYABLE BY CLIENT UNDER SECTION 2(A) OF THIS AGREEMENT. CLIENT ACKNOWLEDGES THAT THE COMPENSATION PAID BY IT UNDER THIS AGREEMENT REFLECTS THE ALLOCATION OF RISK SET FORTH IN THIS AGREEMENT AND THAT FLG WOULD NOT ENTER INTO THIS AGREEMENT WITHOUT THESE LIMITATIONS ON ITS LIABILITY.

As a condition for recovery of any amount by Client against FLG, Client shall give FLG written notice of the alleged basis for liability within ninety (90) days of discovering the circumstances giving rise thereto, in order that FLG will have the opportunity to investigate in a timely manner and, where possible, correct or rectify the alleged basis for liability; provided that the failure of Client to give such notice will only affect the rights of Client to the extent that FLG is actually prejudiced by such failure. Notwithstanding anything herein to the contrary, Client must assert any claim against FLG within the earlier of three (3) months after discovery or sixty (60) days after the termination of this Agreement.

7.	Indemnification.

A.	FLG and FLG Member acting in relation to any of the affairs of Client shall, to the fullest extent permitted by law, as now or hereafter in effect, be indemnified and held harmless, and such right to indemnification shall continue to apply to FLG and FLG Member following the term of this Agreement out of the assets and profits of the Company from and against all actions, costs, charges, losses, damages, liabilities and expenses which FLG or FLG Member, or FLG’s or FLG Member’s heirs, executors or administrators, shall or may incur or sustain by or by reason for any act done, concurred in or omitted in or about the execution of FLG’s or FLG Member’s duty or services performed on behalf of Client; and Client shall indemnify FLG and FLG member for attorney’s fees, costs and expenses in connection with litigation related to the foregoing on the same basis as such advancement would be available to the Client’s officers and directors, PROVIDED THAT Client shall not be obligated to make payments to any person (i) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board or (ii) in respect of any gross negligence or willful misconduct which may attach to any such persons.

B.	FLG and FLG Member shall have no liability to Client relating to the performance of its duties under this agreement except in the event of FLG’s or FLG Member’s gross negligence or willful misconduct.

C.	FLG and FLG Member agree to waive any claim or right of action FLG or FLG Member might have whether individually or by or in the right of Client, against any director, secretary and other officers of Client and the liquidator or trustees (if any) acting in relation to any of the affairs of Client and every one of them on account of any action taken by such director, officer, liquidator or trustee or the failure of such director, officer, liquidator or trustee to take any action in the performance of his duties with or for Client; PROVIDED THAT such waiver shall not extend to any matter in respect of any gross negligence or willful misconduct which may attach to any such persons.

7.	Representations and Warranties.

A.	Each party represents and warrants to the other that it is authorized to enter into this Agreement and can fulfill all of its obligations hereunder.

B.	FLG and FLG Member warrant that they shall perform the Services diligently, with due care, and in accordance with prevailing industry standards for comparable engagement and the requirements of this Agreement. FLG and FLG Member warrant that FLG Member has sufficient professional experience to perform the Services in a timely and competent manner.

C.	Client represents and warrants that it has and will maintain a policy or policies of insurance with reputable insurance companies providing the officers and directors of the Company with coverage for losses from wrongful acts.

8.	Miscellaneous.

A.	Any notice required or permitted to be given by either party hereto under this Agreement shall be in writing and shall be personally delivered or sent by a reputable courier mail service (e.g., Federal Express) or by facsimile confirmed by reputable courier mail service, to the other party as set forth in this Section 9(A). Notices will be deemed effective two (2) days after deposit with a reputable courier service or upon confirmation of receipt by the recipient from such courier service or the same day if sent by facsimile and confirmed as set forth above.

    Notice to FLG shall be directed to:

Jeffrey S. Kuhn

Managing Principal

Financial Leadership Group, LLC

PO Box 556

Ross, CA 94957-0556

Tel: 415-454-5506

Fax: 415-456-1191

E-mail: jeff@flgllc.com

Notice to Client shall be directed to: the person, address, telephone numbers and email address shown below Client’s signature on the signature page.

B.	This Agreement will be governed by and construed in accordance with the laws of California without giving effect to any choice of law principles that would require the application of the laws of a different jurisdiction.

C.	Any claim, dispute, or controversy of whatever nature arising out of or relating to this Agreement (including any other agreement(s) contemplated hereunder), including, without limitation, any action or claim based on tort, contract, or statute (including any claims of breach or violation of statutory or common law protections from

Initial: Client FLG	Page 2 of 5

CONSULTING AGREEMENT

discrimination, harassment and hostile working environment), or concerning the interpretation, effect, termination, validity, performance and/or breach of this Agreement (“Claim”), shall be resolved by final and binding arbitration before a single arbitrator (“Arbitrator”) selected from and administered by the San Francisco office of JAMS (the “Administrator”) in accordance with its then existing commercial arbitration rules and procedures. The arbitration shall be held in San Mateo County, California. The Arbitrator shall, within fifteen (15) calendar days after the conclusion of the Arbitration hearing, issue a written award and statement of decision describing the essential findings and conclusions on which the award is based, including the calculation of any damages awarded. The Arbitrator also shall be authorized to grant any temporary, preliminary or permanent equitable remedy or relief he or she deems just and equitable and within the scope of this Agreement, including, without limitation, an injunction or order for specific performance. Each party shall bear its own attorney’s fees, costs, and disbursements arising out of the arbitration, and of the fees and costs of the Administrator and the Arbitrator; provided, however, the Arbitrator shall be authorized to determine whether a party is the prevailing party, and if so, to award to that prevailing party reimbursement for its reasonable attorneys’ fees, costs and disbursements, and/or the fees and costs of the Administrator and the Arbitrator. The Arbitrator’s award may be enforced in any court of competent jurisdiction. Notwithstanding the foregoing, nothing in this Section 9(c) will restrict either party from applying to any court of competent jurisdiction for injunctive relief.

D.	Neither party may assign its rights or delegate its obligations hereunder, either in whole or in part, whether by operation of law or otherwise, without the prior written consent of the other party; provided, however, that FLG may assign its rights and delegate its obligations hereunder to any affiliate of FLG. The rights and liabilities of the parties under this Agreement will bind and inure to the benefit of the parties’ respective successors and permitted assigns.

E.	If any provision of this Agreement, or the application thereof, shall for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances shall be interpreted so as best to reasonably effect the intent of the parties. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision which will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

F.	This Agreement, the Exhibits, and any executed Non-Disclosure Agreements specified therein and thus incorporated by reference, constitute the entire understanding and agreement of the parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements or understandings, express or implied, written or oral, between the parties with respect hereto and thereto. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

G.	Any term or provision of this Agreement may be amended, and the observance of any term of this Agreement may be waived, only by a writing signed by the parties. The waiver by a party of any breach hereof for default in payment of any amount due hereunder or default in the performance hereof shall not be deemed to constitute a waiver of any other default or succeeding breach or default.

H.	If and to the extent that a party’s performance of any of its obligations pursuant to this Agreement is prevented, hindered or delayed by fire, flood, earthquake, elements of nature or acts of God, acts of war, terrorism, riots, civil disorders, rebellions or revolutions, or any other similar cause beyond the reasonable control of such party (each, a “Force Majeure Event”), and such non-performance, hindrance or delay could not have been prevented by reasonable precautions of the non-performing party, then the non-performing, hindered or delayed party shall be excused for such non-performance, hindrance or delay, as applicable, of those obligations affected by the Force Majeure Event for as long as such Force Majeure Event continues and such party continues to use its best efforts to recommence performance whenever and to whatever extent possible without delay, including through the use of alternate sources, workaround plans or other means.

I.	This Agreement may be executed in any number of counterparts and by the parties on separate counterparts, each of which when executed and delivered shall constitute an original, but all the counterparts together constitute one and the same instrument.

J.	This Agreement may be executed by facsimile signatures (including electronic versions of this document in Adobe Acrobat form which contain scanned signatures) by any party hereto and such signatures shall be deemed binding for all purposes hereof, without delivery of an original signature being thereafter required.

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Initial: Client FLG	Page 3 of 5

CONSULTING AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

CLIENT:		FLG:

Peak International, Ltd. a Bermuda limited liability company		Financial Leadership Group, LLC, a California limited liability company

By:	Dean Personne	By:	Jeffrey S. Kuhn

Signed:	/s/ Dean Personne	Signed:	/s/ Jeffrey S. Kuhn

Title:	President and Chief Executive Officer	Title:	Managing Principal

Address:	38507 Cherry Street, Unit G

	Newark, CA 94560	Effective Date: May 1, 2006

Tel:

Fax:

Email:

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Initial: Client FLG	Page 4 of 5

CONSULTING AGREEMENT

EXHIBIT A

1.	Description of Services: Services typical of a Chief Financial Officer of a NASDAQ-listed company, to be performed at Client’s headquarters in Hong Kong, in Shenzhen, PRC, and other Client facilities or other locations as may be reasonably required.

2.	FLG Member: John T. Supan.

3.	Fees: US$20,833 per month.

4.	Additional Bonus Compensation: Discretionary at the sole determination of the Client.

5.	Additional Costs to be borne by Client: Residency in Hong Kong, transportation and out-of-pocket expenses as follows:

a.	Round trip business class travel as necessary. Air transportation of less than five hour’s duration is to be economy class.

b.	Out-of-town hotel accommodations and ground transportation commensurate with Client’s travel policy for executive officers.

c.	One bedroom, furnished, full service apartment at Gateway Apartments in Hong Kong including a one time amount of US$1,000 to compensate for meals, transport and similar expenses.

d.	If an apartment at Gateway Apartments in Hong Kong is not available, hotel accommodations and reasonable meal, transport and similar expenses at the rate of US$350 per calendar day until an apartment at Gateway Apartments becomes available.

6.	Term: Three months, renewable in one month increments by Client upon 30 days’ notice to and acceptance by FLG Member.

7.	Non-Disclosure Agreement:

a.	Confidentiality Agreement dated April 24, 2006.

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